UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

NIXXY, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-40563 (Commission File Number)	90-1505893 (IRS Employer Identification No.)

1178 Broadway, 3rd Floor

New York, NY 10001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 708-8868

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	NIXX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 1, 2026, Nixxy, Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company’s consolidated closing bid price has been below $1.00 per share for 30 consecutive business days and that, therefore, the Company is not in compliance with Nasdaq Listing Rule 5550(a)(2), which is the minimum bid price requirement for continued listing on The Nasdaq Capital Market. The notice does not result in the immediate delisting of the Company’s common stock from The Nasdaq Capital Market.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has automatically been afforded a 180-calendar day grace period to regain compliance. The continued listing standard will be met if the consolidated closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of ten consecutive business days during the 180-calendar day grace period.

If the Company is not in compliance by such date, the Company may be afforded a second 180-calendar day period to regain compliance. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the minimum bid price requirement. In addition, the Company would be required to notify Nasdaq of its intention to cure the minimum bid price deficiency during the second compliance period by effecting a reverse stock split, if necessary.

If the Company does not regain compliance within the allotted 180-day compliance period and is not eligible for a second 180-day compliance period, the Company’s common stock would be subject to delisting unless it requested a hearing before an independent Nasdaq Hearings Panel. A request for a hearing would stay any suspension or delisting action pending the hearing and any additional extension period granted by the Nasdaq Hearings Panel.

The Company intends to monitor the closing bid price of the Company’s common stock and consider its available options to resolve the non-compliance with the minimum bid price requirement. The Company’s receipt of the notice does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission. However, there can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other Nasdaq listing criteria.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director

On August 31, 2026, Ashissh Raichura resigned as a member of the Board of Directors (the “Board”) of Nixxy, Inc. (the “Company”), effective immediately. Mr. Raichura’s resignation did not result from any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Resignation of Chairwoman of Audit Committee

On August 31, 2026, Elsa Sung resigned from her position as Chairwoman of the Audit Committee (the “Audit Committee”) of the Board, effective immediately.

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Appointment of Director; Appointment of Chairman of the Audit Committee

On August 31, 2026, the Board appointed Joe Conlon as a member of the Board and Chairman of the Audit Committee, effective immediately.

There is no arrangement or understanding between Mr. Conlon and any other persons pursuant to which Mr. Conlon was appointed to his position. There are no family relationships between Mr. Conlon and any of the Company’s officers or directors. There are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Conlon has a material interest subject to disclosure under Item 404(a) of Regulation S-K, or which has not previously been disclosed.

As compensation for his appointment as a member of the Board and Chairman of the Audit Committee, Mr. Conlon was granted (a) 50,000 shares of common stock under the Company’s 2024 Equity Incentive Plan (the “Plan”); and (b) for each year of service, beginning for and pro-rated for the current year, and for each year that Mr. Conlon continues to be a member of the Board, 50,000 shares of common stock that vest in four even quarterly payments; and (c) a monthly payment of $3,000.

Appointment of Chief Financial Officer

On August 31, 2026, the Board appointed Elsa Sung, age 52, who currently serves as a member of the Board, as Chief Financial Officer of the Company, effective immediately. Ms. Sung will continue to serve as a member of the Board but has resigned from her position as Chairwoman of the Audit Committee.

Ms. Sung has more than 20 years of financial and accounting experience, including serving as Chief Financial Officer of a Nasdaq-listed company. Since February 2017, she has been a Managing Member of Canvas Group, Inc., a financial advisory and consulting firm. She previously served as Chief Financial Officer of Jiangbo Pharmaceuticals, Inc. (Nasdaq: JCBO) and held audit roles at Ernst & Young LLP and Sherb & Co. Ms. Sung holds an MBA and a Bachelor of Science in Accounting from Florida Atlantic University. She is a licensed CPA in the State of Georgia (inactive). She has served as on the Board since January 2025.

There are no family relationships between Ms. Sung and any director or executive officer of the Company. Ms. Sung was not appointed pursuant to any arrangement or understanding with any other person. There are no transactions between the Company and Ms. Sung that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with her appointment, the Company and Ms. Sung entered into an employment agreement dated September 1, 2026 (the "Employment Agreement"). The Employment Agreement provides for an annual base salary of $169,800 and eligibility, subject to Board approval, for an equity award of 100,000 stock units under the Plan, with 50,000 units vesting on the effective date and the remaining 50,000 units vesting in equal quarterly installments over the following twelve months, subject to continued service. The Employment Agreement has an initial twelve-month term unless earlier terminated. If Ms. Sung is terminated without cause after the first ninety days, she will be entitled to one month of base salary and health insurance benefits, subject to a release of claims. In addition, upon a change of control, any unvested stock units will accelerate, and if she is terminated without cause or experiences a material role change in connection with the change of control, she will be entitled to four months of base salary, subject to the terms of the Employment Agreement. A copy of the Employment Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	CFO Employment Agreement, dated September 1, 2026, between Nixxy, Inc. and Elsa Sung.
104	Cover Page Interactive Data File (formatted in iXBRL, and included in exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NIXXY, INC.

Dated: September 3, 2026	By:	/s/ David Kratochvil
	Name:	David Kratochvil
	Title:	Chief Executive Officer

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